Exhibit 10.07.1

ALPHABET INC.
2012 STOCK PLAN
ALPHABET RESTRICTED STOCK UNIT AGREEMENT
This Alphabet Restricted Stock Unit Agreement (the “Agreement”) is entered into as of [DATE] (the “Grant Date”) by and between [NAME] (the “Participant”) and Alphabet Inc., a Delaware corporation (“Alphabet”, and together with its Subsidiaries, the “Company”).
I.GRANT OF AWARD
Alphabet has granted the Participant an award of Alphabet restricted stock units (the GSUs”) pursuant to the Alphabet Inc. 2012 Stock Plan (the “Plan”). Each GSU represents the right to receive one share of Capital Stock, subject to the terms and conditions of the Plan and this Agreement, including any special terms and conditions for the jurisdiction in which the Participant resides contained in Exhibit A or any other appendix hereto (the “Appendix”). Certain details of the GSUs, specifically the number of GSUs and the vesting schedule of the GSUs (collectively, the “GSU Details”) are accessible to the Participant through the Participant’s brokerage account and the GSU Details are hereby incorporated into this Agreement by reference. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.
II.    TERMS OF GSUs
1.Vesting of GSUs.
(a)In General. Except as otherwise provided in subsection (b) below, the GSUs will vest in accordance with the vesting schedule set forth in the GSU Details, subject to the Participant’s continued employment with, or service to, the Company on each applicable vesting date. In the event the Participant ceases to be employed by, or ceases to provide services to, the Company for any reason except his or her death (as set forth in subsection (b) below), if applicable, all of the then outstanding and unvested GSUs will be forfeited effective as of the date that the Participant ceases to be employed by, or ceases to provide services to, the Company (the “Termination Date”) and the Participant will have no further rights to such unvested GSUs. Unless and until the GSUs have vested, the Participant will have no right to the delivery of any shares of Capital Stock pursuant thereto and prior to the actual delivery of the shares of Capital Stock pursuant to the GSUs, the GSUs represent an unfunded, unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
(b)Death of Participant. In the event that the Participant ceases to be employed by, or ceases to provide services to, the Company as a result of the Participant’s death, then (i) all of the then outstanding and unvested GSUs shall immediately vest as of the Termination Date; provided, that, if the Participant is a director or executive officer (within the meaning of Section 16 of the Exchange Act and the regulations thereunder) of Alphabet (each, a “Section 16 Person”) as of the Grant Date and/or as of the Participant’s death, then such vesting acceleration shall not be applicable and all of the then outstanding and unvested GSUs shall be forfeited effective as of the Termination Date, and (ii) any delivery of shares of Capital Stock to be made to the Participant under this Agreement will be made to the Participant’s designated beneficiary, provided that such beneficiary has been designated prior to the Participant’s death; in the absence of any such effective designation, the shares will be delivered to the administrator or executor of the Participant’s estate. Any such administrator or executor must furnish Alphabet with (A) written notice of his or her status as transferee, (B) a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (C) an agreement by the transferee to comply with all the terms and conditions of the GSUs that are or would be applicable to the Participant and to be bound by the acknowledgments made by the Participant hereunder. Delivery of the shares of Capital Stock pursuant to the GSUs will be made as soon as practicable following the Termination Date but in no event later than thirty (30) days following such date.
2.Settlement of GSUs. Settlement of vested GSUs shall occur as soon as practicable following the applicable vesting date, but in no event later than thirty (30) days following such vesting date. Alphabet will settle the vested GSUs by issuing (either in book-entry form or otherwise) to the Participant (or the Participant’s beneficiary or estate, in the event of the Participant’s death), one share of Capital Stock for each vested GSU, subject to satisfaction of all applicable Tax-Related Items, as described in Section 4 below.
Leave of Absence; Reduced Schedule. Vesting of the GSUs during (i) any leave of absence of the Participant and (ii) any period during which the Participant works a reduced schedule, shall be subject to the terms and conditions of the Leaves of Absence and Award Vesting Policy, as in effect on the Grant Date.
3.Taxes.
(a)    Liability for Tax-Related Items. The Participant acknowledges that the Participant is ultimately liable and responsible for any and all income taxes (including federal, state and local income taxes), social insurance, payroll taxes and other tax-related withholding (the “Tax-Related Items”) arising in connection with the GSUs, regardless of any action the Company takes with respect to such Tax-Related Items. The Participant further acknowledges that Company (i) does not make any representation or undertaking regarding the treatment of any Tax-Related Item in connection with any aspect of the GSUs, including the grant, vesting and settlement of the GSUs, or the subsequent sale of shares of Capital Stock acquired upon settlement of the GSUs and (ii) does not commit, and is under no obligation, to structure the terms of the GSUs or any aspect of the GSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result.
(b)    Payment of Withholding Taxes. Notwithstanding any contrary provision of this Agreement, no portion of the GSUs will be settled unless and until satisfactory arrangements (as determined by the Committee) have been made by the Participant with respect to the payment of any taxes which the Company determines must be withheld with respect to such portion of the GSUs; provided, that if the Participant fails to make satisfactory arrangements with respect to such taxes within two and one half (2.5) months following the end of the calendar year in which the applicable vesting date occurs, then the applicable portion of the GSUs shall be forfeited.
(i)Unless the Participant is a Section 16 Person at the time that the GSUs, or a portion thereof, are settled, the Committee may use any method permitted by the Plan to satisfy the federal, state and local withholding tax requirements attributable to the GSUs, or portion thereof, being settled; and

(ii) If the Participant is a Section 16 Person at the time that the GSUs, or a portion thereof, are settled, then the Committee shall, pursuant to such procedures as it may specify from time to time, withhold a number of shares of Capital Stock otherwise issuable upon settlement of the GSUs, or portion thereof, having an aggregate Fair Market Value sufficient to satisfy the federal, state and local withholding tax requirements attributable to the GSUs, or such portion thereof, but not greater than the withholding obligations, as determined by the Committee in its discretion; provided, that, the Committee hereby reserves the discretion to amend this Agreement by notice to the Participant and without obtaining the Participant’s consent, to allow the Committee to use any one or more methods permitted by the Plan to satisfy the federal, state and local withholding tax requirements attributable to the GSUs, or portion thereof, being settled.
(iii)No fractional shares of Capital Stock shall be issued under this Agreement and all fractional shares will be rounded down to the nearest whole share with a cash payment in respect thereof.
4.Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of Alphabet in respect of any shares of Capital Stock deliverable pursuant to the GSUs unless and until such shares of Capital Stock have been issued on the records of Alphabet or its transfer agents or registrars. After such issuance, the Participant will have all the rights as a stockholder of Alphabet with respect to such shares of Capital Stock.
5.No Special Employment Rights; No Right to Future Awards. Nothing contained in this Agreement shall confer upon the Participant any right with respect to the continuation of his or her employment by, or service to, the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the Grant Date. The grant of the GSUs is at the sole discretion of Alphabet and does not create any contractual or other right to receive future awards of GSUs, or benefits in lieu of GSUs, even if GSUs have been awarded to the Participant repeatedly in the past.
6.GSUs Not Transferable. Except to the limited extent provided in Section 1(b) above, the GSUs and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way by the Participant (whether by operation of law or otherwise) and may not be subject to sale under execution, attachment or similar process. Any attempt by the Participant to transfer, assign, pledge, hypothecate or otherwise transfer the GSUs, or any right or privilege conferred hereby, and any attempted sale under any execution, attachment or similar process, shall be void and unenforceable against the Company.
7.Modification; Entire Agreement; Waiver. No modification of any provision of this Agreement which reduces the Participant’s rights hereunder will be valid unless the same is agreed to in writing by the parties hereto. This Agreement, including the Appendix and the GSU Details, together with the Plan, represent the entire agreement between the parties with respect to the GSUs. The failure of Alphabet to enforce at any time any provision of this Agreement will in no way be construed to be a waiver of such provision or of any other provision hereof. Alphabet reserves the right, however, to the extent Alphabet deems necessary or advisable in its sole discretion, to unilaterally alter or modify the terms of the GSUs set forth in this Agreement in order to ensure that the GSUs either qualify for exemption from, or comply with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (“Section 409A”); provided, however that the Company makes no representations that the GSUs will be exempt from, or will comply with, the requirements of Section 409A.
8.Binding Agreement. Subject to the limitation on the transferability of the GSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
9.Additional Conditions to Issuance of Shares of Capital Stock. Alphabet shall not be required to issue any shares of Capital Stock hereunder prior to fulfillment of all the following conditions: (a) the completion of any registration or other qualification of such shares of Capital Stock under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, or under any stock exchange on which the shares of Capital Stock are listed for trading, which the Committee shall, in its absolute discretion, deem necessary or advisable; (b) the obtaining of any approval or other clearance from any federal or state governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (c) the lapse of such reasonable period of time not to exceed thirty (30) days following the applicable vesting date of any portion of the GSUs as the Committee may establish from time to time for reasons of administrative convenience.
10.Plan Governs. This Agreement is subject in all respects to all terms and provisions of the Plan and the Plan document is hereby incorporated into this Agreement. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will control.
11.Policy Against Insider Trading. By accepting the GSUs, the Participant acknowledges that (a) a copy of Alphabet’s Policy Against Insider Trading (the “Trading Policy”) has been made available to the Participant, (b) the Participant has had an opportunity to review the Trading Policy and (c) the Participant is bound by all the terms and conditions of the Trading Policy.
12.Committee Authority. The Committee has full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and this Agreement and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. All actions taken and all interpretations and determinations made by the Committee will be final and binding upon the Participant, the Company and all other interested persons.
13.Captions. Captions provided herein are for convenience only and shall not affect the scope, meaning, intent or interpretation of the provisions of this Agreement.
14.Severability. In the event that any provision in this Agreement is held to be invalid or unenforceable for any reason, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
15.Governing Law. This Agreement shall be construed and administered in accordance with the laws of the State of New York without regard to its conflict of law principles.
16.Section 409A Compliance. It is intended that the Plan and the Agreement comply with, or be exempt from, the requirements of Section 409A and any related guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith or exempt therefrom. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, the Participant shall not be considered to have terminated employment with, or service to, the Company for purposes of this Agreement until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A. Each amount to be paid or benefit to be provided pursuant to this Agreement shall be construed as a separate identified payment for purposes of Section 409A.
17.Employee Data Privacy.
(c)    The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement by and among, as applicable, the Company and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
(d)    The Participant understands that the Company may hold certain personal information about him or her, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Capital Stock or directorships held in the Company, details of all entitlement to shares of Capital Stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).
(e)    The Participant understands that Data will be transferred to Charles Schwab & Co., Inc., Morgan Stanley Smith Barney, LLC, and/or such other third parties as may be selected by the Company in the future to assist the Company with the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative.
(f)    The Participant authorizes the Company, Charles Schwab & Co., Inc., Morgan Stanley Smith Barney, LLC, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares of Capital Stock acquired upon settlement of the GSUs. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
18.Appendix. Notwithstanding any provisions in this Agreement, if the Participant resides outside of the United States, certain additional general terms and conditions as set forth in the Appendix will apply to the Participant. In addition, the GSUs shall be subject to any special terms and conditions set forth in the Appendix for the jurisdiction in which the Participant resides. If the Participant relocates from the United States to a country outside the United States or relocates between the jurisdictions specified in the Appendix, the additional general and special terms and conditions, as applicable, will apply to the Participant, to the extent that Alphabet determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.
19.Acceptance. The Participant must accept the GSUs and agree to the terms and conditions of the GSUs as set forth in the Plan and this Agreement (including the GSU Details and the Appendix), by electronically accepting this Agreement immediately following the Grant Date.

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